Exhibit 10.64

AMENDMENT

THIS AMENDMENT (“Amendment”) is entered into effective this first day of January 2017, (“Effective Date”) by and between Jagotec AG (“Skyepharma”) and Horizon Pharma Ireland Limited (“Horizon”).

WHEREAS, Nitec Pharma AG and Skyepharma entered into that certain Manufacturing and Supply Agreement dated August 3, 2007 (the “Agreement”);

WHEREAS, effective December 14, 2016, Horizon Pharma Switzerland GmbH, formerly Nitec Pharma AG, assigned the Agreement to Horizon Pharma Ireland Limited; and

WHEREAS, Horizon and Skyepharma mutually desire to amend the Agreement to reflect this assignment and to amend the term of the Agreement;

IT IS THEREFORE AGREED AS FOLLOWS:

1.	Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

2.	All references to the company name “Nitec Pharma AG in the Agreement shall be replaced by the company name “Horizon Pharma Ireland Limited”

3.	Section 10.1 shall be deleted and replaced to read:

“This Agreement shall commence as of the Effective Date and shall continue in full force and effect until December 31, 2023 (“Minimum Term”). It shall thereafter be automatically extended on a yearly basis unless terminated by one Party by giving to the other at least (subject to the Section 10.2 below) twenty four (24) months’ written notice to expire not before December 31, 2023.”

4.	As of the Amendment Effective Date, except as expressly set forth in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the Amendment Effective Date.

HORIZON PHARMA IRELAND LIMITED		JAGOTEC AG

By:	/s/ David G. Kelly	By:	/s/ Susan Ferguson

Name:	David G. Kelly	Name:	Susan Ferguson

Title:	Director	Title:	Director

JAGOTEC AG

By:	/s/ Gaelle Bohrer

Name:	Gaelle Bohrer

Title:	Director Commercial Quality